UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

(Exact name of registrant as specified in its charter)

Maryland	30-0309068
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address and Zip Code of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-175989

Securities registered pursuant to Section 12(g) of the Act:

Class A Common Stock, $0.01 par value per share

Class I Common Stock, $0.01 par value per share

Class W Common Stock, $0.01 par value per share

(Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The descriptions of the Class A, Class I and Class W shares of common stock, $0.01 par value per share, of Dividend Capital Diversified Property Fund Inc. (the “Company”) registered hereby are incorporated herein by reference to “Suitability Standards,” “Prospectus Summary— Class A, Class W and Class I Shares of Common Stock,” “Net Asset Value Calculation and Valuation Procedures,” and “Description of Capital Stock” in the prospectus contained in the Company’s Registration Statement on Form S-11, filed with the Securities and Exchange Commission (the “Commission”) on April 15, 2013 (File No. 333-175989) (the “Registration Statement”), and all amendments to such Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Such portion of the Registration Statement and all amendments to the Registration Statement are hereby incorporated by reference.

ITEM 2. EXHIBITS.

1. Articles of Restatement, incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K, filed March 21, 2012.

2. Articles of Amendment, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed July 12, 2012.

3. Articles Supplementary (Class A shares), incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed July 12, 2012.

4. Articles Supplementary (Class W shares), incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K, filed July 12, 2012.

5. Articles Supplementary (Class I shares), incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K, filed July 12, 2012.

6. Third Amended and Restated Bylaws, incorporated by reference to Exhibit 3.5 to the Company’s Current Report on Form 8-K, filed July 12, 2012.

7. Fourth Amended and Restated Distribution Reinvestment Plan, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed July 12, 2012.

8. Class A, W and I Share Redemption Program, incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed July 12, 2012.

9. Statement regarding transfer restrictions, preferences, limitations and rights of holders of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates), incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-11 (No. 333-175989), filed April 15, 2013.

10. Form of Subscription Agreement for Class A and Class W shares incorporated by reference to Appendix A to the prospectus contained in the Company’s Registration Statement on Form S-11 (No. 333-175989), filed April 15, 2013.

11. Form of Subscription Agreement for Class I shares incorporated by reference to Appendix A to the prospectus contained in the Company’s Registration Statement on Form S-11 (No. 333-175989), filed April 15, 2013.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

Dated: April 30, 2013	BY:	/s/ M. Kirk Scott
	NAME:	M. Kirk Scott
	TITLE:	Chief Financial Officer and Treasurer